UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 7, 2005
Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO 801111
(Address of principal executive offices)		(Zip Code)

(303) 566-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 7, 2005, HyperSpace Communications, Inc., a Colorado corporation (the “Company”), Spud Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), GTG PC Holdings, LLC, a Delaware limited liability company (“Holdings”), and GTG-Micron Holding Company, LLC (the “Member”) entered into Amendment No. 2 to the March 20, 2005 Agreement and Plan of Merger by and among the Company, Merger Sub, Holdings and the Member (the “Amendment”).

Pursuant to the Amendment, the parties agreed to:

(i)    amend Schedule 4.4 of the Agreement and Plan of Merger, dated as of March 20, 2005, by and among the Company, Merger Sub, Holdings and the Member (as amended prior to the date hereof the “Merger Agreement”) to reflect current capitalization in light of certain issuances of common stock pursuant to exercises of options;

(ii)   amend Section 7.2(c) of the Merger Agreement to reflect the terms of the directors’ and officers’ liability insurance policy to be obtained by the Company in favor of those persons who, as of immediately prior to the effective time of Holdings’ merger with Merger Sub, are covered by Holdings’ directors’ and officers’ liability insurance policy;

(iii)  add a new Section 7.7 to the Merger Agreement to provide that (a) the Company will deposit $1,500,000 in cash into a restricted account at closing in order to secure Holdings’ new credit facility (which is discussed further below), and (b) so long as a guaranty of Holdings’ new credit facility by an affiliate of the Member is in place, if the Company sells any of its securities, prior to applying the net proceeds for any purpose other than to pay for expenses related to the sale, the Company must either invest at least $1,500,000 of such net proceeds in MPC Computers, LLC (“MPC”) or deposit at least $1,500,000 of such net proceeds into a restricted account under Holdings’ new credit facility;

(iv)  add a new defined term, “New Credit Facility” to Annex I- Table of Definitions to the Merger Agreement; and

(v)   amend Exhibit C to the Merger Agreement (the Registration Rights Agreement) to add a new paragraph to the end of Section 2.1 thereof that provides that (i) notwithstanding anything else in the agreement (A) from the date of the Registration Rights Agreement until October 31, 2005 the Member, or one or more of its direct or indirect members, may participate with the Company in any sale(s) of the Company’s common stock, up to $1,500,000 and (B) from November 1, 2005, if net proceeds of $1,500,000 are not received by the Member or one or more of its direct or indirect members in connection with a sale(s) pursuant to clause (i) above, the Member, or one or more of its direct or indirect members, may sell an amount of the Company’s Common Stock equal to the difference between $1,500,000 and the net proceeds received by such persons in connection with a sale(s) pursuant to clause (i) above, (ii) the Company will use its commercially reasonable efforts to effect an offering of its common stock prior to October 31, 2005, and (iii) any sale under this paragraph will not count toward the limited number of demand registration rights permitted elsewhere in the agreement.

Additionally, the Company consented to Holdings’ entry in a new credit facility and the various ancillary agreements related thereto, the incurrence of indebtedness thereunder, the granting of liens against Holdings’ assets in favor of the lenders and in favor of Alec E. Gores who is personally guarantying a portion of the indebtedness under the new credit facility, and the termination of Holdings’ current credit facility with Wells Fargo Foothill.

Under the terms of Holdings’ new credit facility, upon close of the Holdings’ merger with Merger Sub, the Company will provide a general guaranty of Holdings’ new credit facility.  The Company’s guaranty will be supported by a general security agreement on the Company’s assets and placement by the Company of $1,500,000 in cash in a restricted account.  Funds in the restricted account would be available for use by Holdings and its direct and indirect subsidiaries, but would not be available for the Company’s general corporate purposes.  Additionally, Holdings has pledged all of its equity interests in MPC to the lender as additional security.

Alec E. Gores will personally guaranty Holdings’ new credit facility, up to a maximum amount of $3,000,000 (the “Gores Guaranty”).  Mr. Gores does not guaranty Holdings’ current credit facility with Wells Fargo Foothill.   At the time of Holdings’ merger with Merger Sub, and after the Company deposits $1,500,000 in the restricted account, the Gores Guaranty will be reduced to a maximum of $1,500,000.  The Gores Guaranty will be terminated at such time as the amount of “Excess Availability,” as calculated under the terms of Holdings’ new credit facility, reaches $5,000,000, provided that no Event of Default (as such term is defined in Holdings’ new credit facility) exists.  As discussed above, the Company would agree to place the first $1,500,000 received from the sale of securities in the restricted account to contribute to increase the Excess Availability.  The Gores Guaranty is secured by a second lien on Holdings’ assets and Holdings has agreed to indemnify Mr. Gores against any and all liabilities, losses, costs or expenses that he incurs in connection with the Gores Guaranty, including any payment by Mr. Gores to the lender under the Gores Guaranty.

The foregoing descriptions of the Amendment and the new credit facility do not purport to be complete and are qualified in their entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1.

The Company has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) and has mailed such definitive proxy statement to its shareholders of record. Shareholders can obtain a free copy of the definitive proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement can also be obtained, without charge, by directing a request to the Company. Shareholders are urged to read the definitive proxy statement and other materials when they become available because they will contain important information.  The Company is mailing this Current Report on Form 8-K to its shareholders of record to supplement the definitive proxy statement previously delivered.  Shareholders can access copies of Holdings’ new credit facility documents at the SEC’s Internet site (http://www.sec.gov).  Copies can also be obtained, without charge, by directing a request to the Company.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits

2.1                                 Amendment No. 2 to the March 20, 2005 Agreement and Plan of Merger by and among HyperSpace Communications, Inc., Spud Acquisition Corp., GTG PC Holdings, LLC and GTG-Micron Holding Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Dated: July 12, 2005	By:	/s/ Mark A. Pougnet
Mark A. Pougnet
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 2 to the March 20, 2005 Agreement and Plan of Merger by and among HyperSpace Communications, Inc., Spud Acquisition Corp., GTG PC Holdings, LLC and GTG-Micron Holding Company, LLC.